UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2012 (April 16, 2012)

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35439	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Secured Revolving Credit Facility

On April 16, 2012, through American Realty Capital Operating Partnership, L.P. (the “Operating Partnership”), American Realty Capital Trust, Inc. (the “Company”) entered into an amendment (the “Amendment”) to their revolving credit facility (the “Revolving Credit Facility”) with RBS Citizens, N.A. and the other lenders party thereto. The Amendment, among other things, allows for the incurrence of indebtedness under the Interim Term Loan Agreement (as defined below), and the replacement or refinancing of the Interim Loan (as defined below) with the Term Loan (as defined below).

The Company and certain of the Operating Partnership’s subsidiaries (the “Guarantors”) guarantee the obligations under the Revolving Credit Facility and have pledged certain equity interests in the property owning entities as collateral for the obligations thereunder. Pursuant to the Amendment, the obligations under the Interim Term Loan are permitted to be guaranteed and secured on a pari passu basis with the Revolving Credit Facility.

This summary of the material terms of the Amendment is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 is incorporated in its entirety into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Interim Term Loan

On April 16, 2012, through the Operating Partnership, the Company entered into a term loan agreement (the “Interim Term Loan Agreement”) led by Wells Fargo Bank, National Association, for a senior secured interim term loan in the amount of up to $200 million (the “Interim Loan”). The Interim Loan matures on October 16, 2012. The Interim Loan bears interest at a floating rate based on the Company’s corporate leverage ratio. As of April 16, 2012, the applicable interest rate on the Interim Loan was LIBOR plus 1.95% (or approximately 2.20%).

The Interim Loan provides for monthly interest payments, with all principal outstanding being due on the maturity date. The Interim Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. The Guarantors guarantee the obligations under the Interim Loan and have pledged certain equity interests in the property owning entities as collateral for the obligations thereunder on a pari passu basis with the obligations under the Revolving Credit Facility. In the event of a default, the lender has the right to terminate its obligations under the Interim Loan, and to accelerate the payment on any unpaid principal amount of all outstanding loans.

The Interim Term Loan Agreement requires compliance with certain financial and operating covenants that we believe are customary for facilities and transactions of this type and are substantially the same as the financial and operating covenants under the Revolving Credit Facility, including, among other things: a maximum corporate leverage ratio; a minimum corporate fixed charge coverage ratio; minimum tangible net worth; a maximum secured leverage ratio; and a maximum variable rate debt ratio. In addition, the Interim Term Loan Agreement provides that our distributions may not exceed the greater of (i) 95.0% of our funds from operations or (ii) the amount required for us to qualify and maintain our status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). We are also restricted from making distributions to our stockholders in the event we are in default under the Interim Term Loan Agreement, except to the extent necessary for us to maintain our REIT status.

On April 16, 2012, the Company drew down an amount equal to $200 million on the Interim Loan. Proceeds from the Interim Loan were used to prepay approximately $161.2 million of the Company’s outstanding fixed rate mortgage indebtedness, related prepayment and other costs, and for general working capital purposes, including the repayment of approximately $23.8 million outstanding under the Revolving Credit Facility. As a result of the mortgage prepayments, the Company’s annualized interest expense was reduced by $4.3 million and weighted-average interest rate on all borrowings was reduced from approximately 5.27% to approximately 4.42%.

This summary of the material terms of the Interim Term Loan Agreement and related note and guaranties are qualified in their entirety by the Interim Term Loan Agreement and related note and guaranties attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release announcing the Interim Loan and the prepayment of mortgage debt is attached as Exhibit 99.1 to this Current Report.

Item 8.01. Other Events.

Senior Secured Term Loan Facility

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 30, 2012, the Company has also engaged Wells Fargo Bank, National Association to enter into a senior secured five-year term loan facility (the “Term Loan”). The Company expects that the Interim Term Loan will be replaced by the Term Loan. The Term Loan will have a term of five years. The Company expects that the Term Loan will bear interest at a at a floating rate based on the Company’s corporate leverage ratio. Pursuant to the terms of the engagement letter, the lender’s obligation to enter into the Term Loan is subject to customary approvals and conditions to closing. Although the Company believes that the entry into the Term Loan is probable, there can be no assurance that the transaction will be consummated.

The Term Loan will provide for monthly interest payments, with all principal outstanding being due on the maturity date. The Term Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. The Guarantors will guarantee the obligations under the Term Loan and will pledge certain equity interests in the property owning entities as collateral for the obligations thereunder on a pari passu basis with the obligations under the Revolving Credit Facility. In the event of a default, the lender will have the right to terminate its obligations under the Term Loan, and to accelerate the payment on any unpaid principal amount of all outstanding loans.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated April 16, 2012, by and among American Realty Capital Operating Partnership, LP, American Realty Capital Trust, Inc., RBS Citizens, N.A., and the lenders party thereto
10.2	Term Loan Agreement, dated April 16, 2012, by and among American Realty Capital Operating Partnership, LP, American Realty Capital Trust, Inc. and Wells Fargo Bank, National Association
10.3	Note, dated April 16, 2012, issued by American Realty Capital Operating Partnership, LP in favor of Wells Fargo Bank, National Association
10.4	Parent Guaranty Agreement, dated April 16, 2012, between American Realty Capital Trust, Inc. and Wells Fargo Bank, National Association
10.5	Subsidiary Guaranty Agreement, dated April 16, 2012, between Wells Fargo Bank, National Association and the subsidiaries of American Realty Capital Operating Partnership, LP party thereto
99.1	Press Release, dated April 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

April 18, 2012	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President